SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 30, 1998

                           IRON MOUNTAIN INCORPORATED
                           --------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                       0-27584                        04-3107342
   --------                       -------                        -----------
(State or other                 (Commission                     (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
 incorporation)


                               745 Atlantic Avenue
                           Boston, Massachusetts 02111
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)




                                 (617) 357-4455
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5.  Other Events

      The following unaudited pro forma condensed consolidated financial information of Iron Mountain Incorporated (the "Company" or "Iron Mountain") as of and for the year ended December 31, 1997 reflects the Transactions, as defined therein, including the Company's public offering of 3,500,000 shares of Common Stock, $.01 par value per share ("Common Stock"), utilizing a price to the public of $34.75 per share (the "Offering"). Such unaudited pro forma condensed consolidated financial information modifies and supersedes the unaudited pro forma condensed consolidated balance sheet, the unaudited pro forma condensed consolidated statement of operations and the notes related thereto contained in the Company's Current Report on Form 8-K dated March 9, 1998 in their entirety.

Item 7.  Financial Statements and Exhibits

(b) Pro Forma Financial Information and other data (see Pro Forma Condensed Consolidated Financial Information beginning on page F-1)

(c)  Exhibits

Exhibit No.       Item
-----------       ----
1.1 Underwriting Agreement among Iron Mountain Incorporated and Bear, Stearns & Co. Inc., William Blair & Company, L.L.C. and Prudential Securities Incorporated, as Representatives of the several underwriters named therein, dated March 30, 1998.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  IRON MOUNTAIN INCORPORATED
                                  (Registrant)



                                  By:   /S/ Jean A. Bua
                                        ----------------------------------
                                        Jean A. Bua
                                        Vice President and Corporate Controller


Date: March 30, 1998

            PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

      The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1997 (the "Pro Forma Balance Sheet") has been prepared based upon the historical condensed consolidated balance sheet of Iron Mountain as of December 31, 1997 and the balance sheets as of December 31, 1997 of the Company's acquisitions consummated after December 31, 1997 (the "1998 Acquisitions"), and gives effect to: (i) the 1998 Acquisitions and (ii) the Offering and the application of the net proceeds therefrom as if each had occurred as of December 31, 1997. The Pro Forma Balance Sheet does not give effect to the Company's pending acquisition (the "Pending Acquisition") of InterMation, Inc. ("InterMation"). The following Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1997 (the "Pro Forma Statement of Operations," together with the Pro Forma Balance Sheet, the "Pro Forma Financial Statements") gives effect to each of the above transactions and to: (iii) the Company's acquisitions consummated prior to December 31, 1997 (the "1997 Acquisitions"); (iv) the Company's bank facility, dated as of September 30, 1996, among the Company, the lenders party thereto and The Chase Manhattan Bank, as Administrative Agent, as amended and restated on September 26, 1997 (the "Credit Agreement"); and (v) the sale by the Company of $250.0 million of its 8 3/4% Senior Subordinated Notes due 2009 (the "1997 Notes"), as if each had occurred as of January 1, 1997. The transactions described in clauses (i) through (v) above are collectively referred to herein as the "Transactions." Pro forma adjustments are described in the accompanying notes.

      The Pro Forma Financial Statements assume that the net proceeds from the Offering to be used for the repayment of indebtedness will be used to repay indebtedness outstanding under the Credit Agreement and not to redeem a portion of the Company's 10 1/8% Senior Subordinated Notes due 2006 (the "1996 Notes"). If the Company elects to redeem the maximum permitted aggregate principal amount of the 1996 Notes with the net proceeds of the Offering, then the Company would record, in the quarter in which the redemption occurs, an extraordinary charge of approximately $7 million (before a tax benefit of approximately $3 million) from the early retirement of debt. Such extraordinary charge would consist of a redemption premium of approximately $5 million and the write-off of unamortized deferred financing costs of approximately $2 million. The impact on the Pro Forma Balance Sheet would not be material.

      The Pro Forma As Adjusted results of operations for the year ended December 31, 1997 give effect to the Transactions and to integration adjustments related to certain identified cost savings that management believes would have been realized had the Company's acquisitions consummated since January 1, 1997 (the "Recent Acquisitions") been fully integrated as of January 1, 1997.

      The Pro Forma Statement of Operations does not include: (i) results of operations for the year ended December 31, 1997, or pro forma adjustments, for the Pending Acquisition, which had revenues of $7.2 million for 1997; (ii) results of operations prior to the date of acquisition, or pro forma adjustments, for acquisitions completed by HIMSCORP, Inc. (doing business under the name Record Masters)("Record Masters") and Arcus Group, Inc. ("Arcus Group") and its principal operating subsidiary, Arcus Technology Services, Inc. ("Arcus"), in 1997, which had aggregate revenues of $6.6 million for the period in 1997 prior to the date of acquisition; and (iii) results of operations prior to the date of acquisition, or pro forma adjustments, for Data Recovery Services, Inc., Critical Files Security, Inc. and Willamette Archives, Inc. (the "Excluded Acquisitions") because the impact of the Excluded Acquisitions (which in the aggregate represent less than 1% of pro forma revenues) is immaterial to such statements. In addition, the Pro Forma Statement of Operations does not reflect one disposition by Arcus in June 1997, which is immaterial to such statements. See "Overview" in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

     The following Pro Forma Statement of Operations is not necessarily indicative of the actual results of operations that would have been reported if the events described above had occurred as of January 1, 1997, nor does it purport to indicate the results of the Company's future operations. Furthermore, the pro forma results do not give effect to all cost savings or incremental costs that may occur as a result of the integration and consolidation of the Recent Acquisitions. In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made.

                          IRON MOUNTAIN INCORPORATED
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1997

                                (In thousands)
                                  (Unaudited)



                                                    Historical      1998 Acquisitions
                                                       Iron      ----------------------       Pro Forma          Pro Forma
                                                     Mountain       Arcus       Other        Adjustments       Iron Mountain
                                                   -----------   ----------   ---------   -----------------   --------------
Assets
Current Assets .................................    $ 81,927      $21,147      $1,870        $    1,287 (A)      $106,231
Property, Plant and Equipment, net .............     183,898       16,191       1,362             3,124 (A)       204,575
Goodwill, net ..................................     340,852       56,862          --            83,323 (A)       481,037
Other Long-term Assets .........................      30,109        3,159           2               975 (A)        34,245
                                                    --------      -------      ------        ----------          --------
  Total Assets .................................    $636,786      $97,359      $3,234        $   88,709          $826,088
                                                    ========      =======      ======        ==========          ========
Liabilities and Stockholders' Equity
Current Liabilities ............................    $ 55,753      $20,248      $  446        $   (5,146)(B)      $ 71,301
Long-term Debt, net of Current Portion .........     424,498       38,888          --           (36,135)(B)       427,251
Deferred Rent ..................................       8,202           --          --                --             8,202
Deferred Income Taxes ..........................       5,264           --          --                --             5,264
Other Long-term Liabilities ....................       5,336          379          --             1,000 (B)         6,715
Stockholders' Equity ...........................     137,733       37,844       2,788           128,990 (B)       307,355
                                                    --------      -------      ------        ----------          --------
  Total Liabilities and Stockholders' Equity        $636,786      $97,359      $3,234        $   88,709          $826,088
                                                    ========      =======      ======        ==========          ========

The accompanying Notes are an integral part of these pro forma financial statements.

                          IRON MOUNTAIN INCORPORATED
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997

                     (In thousands, except per share data)
                                  (Unaudited)



                                       Historical
                                          Iron           Recent
                                        Mountain    Acquisitions(1)
                                      ------------ -----------------
Revenues:
 Storage ............................   $125,968        $ 93,088
 Service and Storage Material
  Sales .............................     82,797          63,909
                                        --------        --------
   Total Revenues ...................    208,765         156,997
Operating Expenses:
 Cost of Sales (Excluding
  Depreciation) .....................    106,879          81,020
 Selling, General and
  Administrative ....................     51,668          54,199
 Depreciation and
  Amortization ......................     27,107           9,995
                                        --------        --------
   Total Operating Expenses .........    185,654         145,214
                                        --------        --------
Operating Income ....................     23,111          11,783
Interest Expense, net ...............     27,712           5,979
                                        --------        --------
Income (Loss) Before Provision
 (Benefit) for Income Taxes .........     (4,601)          5,804
Provision (Benefit) for Income
 Taxes ..............................        (80)            694
                                        --------        --------
Net Income (Loss) ...................   $ (4,521)       $  5,110
                                        ========        ========
Net Loss per Common Share--
 Basic and Diluted ..................   $  (0.39)
                                        ========
Weighted Average Common
 Shares Outstanding .................     11,448
                                        ========
EBITDA ..............................   $ 50,218        $ 21,778



                                                                                          Pro Forma
                                                          Pro Forma                      As Adjusted
                                          Pro Forma          Iron        Integration         Iron
                                         Adjustments     Mountain(2)   Adjustments(3)   Mountain(2)(3)
                                      ----------------- ------------- ---------------- ---------------
Revenues:
 Storage ............................    $       --       $219,056      $       --        $219,056
 Service and Storage Material
  Sales .............................            --        146,706              --         146,706
                                         ----------       --------      ----------        --------
   Total Revenues ...................            --        365,762              --         365,762
Operating Expenses:
 Cost of Sales (Excluding
  Depreciation) .....................          (499)(C)    187,400          (1,240)(I)     186,160
 Selling, General and
  Administrative ....................        (8,867)(D)     97,000          (6,508)(J)      90,492
 Depreciation and
  Amortization ......................         5,859 (E)     42,961              --          42,961
                                         ----------       --------      ----------        --------
   Total Operating Expenses .........        (3,507)       327,361          (7,748)        319,613
                                         ----------       --------      ----------        --------
Operating Income ....................         3,507         38,401           7,748          46,149
Interest Expense, net ...............         6,616 (F)     40,307              --          40,307
                                         ----------       --------      ----------        --------
Income (Loss) Before Provision
 (Benefit) for Income Taxes .........        (3,109)        (1,906)          7,748           5,842
Provision (Benefit) for Income
 Taxes ..............................         3,018 (G)      3,632           3,099 (K)       6,731
                                         ----------       --------      ----------        --------
Net Income (Loss) ...................    $   (6,127)      $ (5,538)     $    4,649        $   (889)
                                         ==========       ========      ==========        ========
Net Loss per Common Share--
 Basic and Diluted ..................                     $  (0.30)                       $  (0.05)
                                                          ========                        ========
Weighted Average Common
 Shares Outstanding .................         6,890 (H)     18,338                          18,338
                                         ==========       ========                        ========
EBITDA ..............................    $    9,366       $ 81,362      $    7,748        $ 89,110

----------------------
(1) See Schedule A for detail of the Recent Acquisitions.

(2) The Pro Forma Statement of Operations does not include: (i) results of operations for the year ended December 31, 1997, or pro forma adjustments, for the Pending Acquisition, which had revenues of $7.2 million for 1997, and (ii) results of operations prior to the date of acquisition, or pro forma adjustments, for acquisitions completed by Record Masters and Arcus in 1997, which had aggregate revenues of $6.6 million for the period in 1997 prior to the date of acquisition. Giving effect to such acquisitions, including the Pending Acquisition, revenues would have increased $13.8 million to $379.6 million. In addition, the Pro Forma Statement of Operations does not include results of operations prior to the date of acquisition, or pro forma adjustments, for the Excluded Acquisitions (which in the aggregate represent less than 1% of pro forma revenues) or reflect one disposition by Arcus in June 1997, because their impact is immaterial to such statements. See "Overview--Recent Acquisitions" in the accompanying Notes.

(3) Gives effect to certain identified cost savings that the Company believes would have been realized had the Recent Acquisitions been fully integrated as of January 1, 1997 relating primarily to: (i) termination of specific employees and related net reductions in compensation expense; (ii) closure of identified redundant facilities and related net reductions in occupancy costs; and (iii) elimination of related party expenses, management fees and compensation expenses in excess of amounts that would have been incurred by the Company.


The accompanying Notes are an integral part of these pro forma financial statements.

                                                                     Schedule A

                          IRON MOUNTAIN INCORPORATED
                        SCHEDULE OF RECENT ACQUISITIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997

                                (In thousands)
                                  (Unaudited)



                                                    1997 Acquisitions(1)
                            -------------------------------------------------------------------
                                                                           Record
                             Safesite     DSI     FileSafe   Allegiance   Masters(2)    Other
                            ---------- --------- ---------- ------------ ------------ ---------
Revenues:
 Storage ..................  $ 4,198    $2,862     $5,254      $1,625       $18,999    $4,550
 Service and Storage
  Material Sales ..........    6,034       595      3,419       1,132         4,012     2,831
                             -------    ------     ------      ------       -------    ------
   Total Revenues .........   10,232     3,457      8,673       2,757        23,011     7,381
Operating Expenses:
 Cost of Sales
  (Excluding
  Depreciation) ...........    5,111        --      3,019       1,378        11,813     3,124
 Selling, General and
  Administrative ..........    4,460     2,840      1,497         580         5,493     2,579
 Depreciation and
  Amortization ............      397       368        289         149         2,067       454
                             -------    ------     ------      ------       -------    ------
   Total Operating
    Expenses ..............    9,968     3,208      4,805       2,107        19,373     6,157
                             -------    ------     ------      ------       -------    ------
Operating Income ..........      264       249      3,868         650         3,638     1,224
Interest (Income) Expense         26       327        142         (31)        1,910       281
                             -------    ------     ------      ------       -------    ------
Income (Loss) Before
 Provision (Benefit) for
 Income Taxes .............      238       (78)     3,726         681         1,728       943
Provision (Benefit) for
 Income Taxes .............       77        --         --          28         1,267         6
                             -------    ------     ------      ------       -------    ------
Net Income (Loss) .........  $   161    $  (78)    $3,726      $  653       $   461    $  937
                             =======    ======     ======      ======       =======    ======
EBITDA ....................  $   661    $  617     $4,157      $  799       $ 5,705    $1,678



                                1998 Acquisitions         Total
                            -------------------------     Recent
                                Arcus(3)      Other    Acquisitions
                            --------------- --------- -------------
Revenues:
 Storage ..................   $   51,607     $3,993      $ 93,088
 Service and Storage
  Material Sales ..........       43,738      2,148        63,909
                              ----------     ------      --------
   Total Revenues .........       95,345      6,141       156,997
Operating Expenses:
 Cost of Sales
  (Excluding
  Depreciation) ...........       53,323      3,252        81,020
 Selling, General and
  Administrative ..........       35,396(4)   1,354        54,199
 Depreciation and
  Amortization ............        6,017        254         9,995
                              ------------   ------      --------
   Total Operating
    Expenses ..............       94,736      4,860       145,214
                              ------------   ------      --------
Operating Income ..........          609      1,281        11,783
Interest (Income) Expense          3,317          7         5,979
                              ------------   ------      --------
Income (Loss) Before
 Provision (Benefit) for
 Income Taxes .............       (2,708)     1,274         5,804
Provision (Benefit) for
 Income Taxes .............         (696)        12           694
                              ------------   ------      --------
Net Income (Loss) .........   $   (2,012)    $1,262      $  5,110
                              ============   ======      ========
EBITDA ....................   $    6,626     $1,535      $ 21,778

----------------------
(1) Represents historical results of operations for each of the 1997 Acquisitions for the period in 1997 prior to its acquisition by the Company. See "Overview--Recent Acquisitions" in the accompanying Notes.

(2) Does not include results of operations prior to the date of acquisition, or pro forma adjustments, for an acquisition completed by Record Masters in 1997. Giving effect to such acquisition, revenues would have increased $0.9 million to $23.9 million. See "Overview--Recent Acquisitions" in the accompanying Notes.

(3) Does not include results of operations prior to the date of acquisition, or pro forma adjustments, for an acquisition completed by Arcus in 1997. Giving effect to such acquisition, revenues would have increased $5.7 million to $101.0 million. See "Overview--Recent Acquisitions" in the accompanying Notes.

(4) Includes $8.1 million of stock compensation expense directly attributable to the merger of Arcus Group with and into the Company (the "Arcus Merger").








The accompanying Notes are an integral part of these pro forma financial statements.

                          IRON MOUNTAIN INCORPORATED
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

Overview


Recent Acquisitions

     In January 1997, Iron Mountain acquired Security Archives II, Inc. and Security Archives of MSP, Inc. In February 1997, Iron Mountain acquired the records management business of Wellington Financial Services, Inc. (d/b/a Michigan Data Storage) and Data Recovery Services, Inc. In March 1997, Iron Mountain acquired CBD Security Archives, Inc. ("CBD"). In April 1997, Iron Mountain acquired Chicago Data Destruction Corporation ("CDDC") and Critical Files Security, Inc. In May 1997, Iron Mountain acquired Business Records Center, Inc. and Willamette Archives, Inc. In June 1997, Iron Mountain acquired Safesite Records Management Corporation ("Safesite") and certain related real estate for $62.0 million, including $45.0 million in aggregate fair value of Common Stock and options to purchase Common Stock and the balance in cash. In July 1997, Iron Mountain acquired Data Archives, Ltd. ("DAL"), Archives Express, Inc. ("AEI") and File Pro L.C. In August 1997, Iron Mountain acquired Concorde Group, Inc. In September 1997, Iron Mountain acquired Data Securities International, Inc. ("DSI"). In October 1997, Iron Mountain acquired Records Retention/FileSafe, L.P. ("FileSafe") for $45.1 million in cash and assumed debt, Allegiance Business Archives, Ltd. ("Allegiance") for $8.7 million in cash and Records Management Systems, Inc. In November 1997, Iron Mountain acquired Record Masters for $85.3 million, including $36.0 million in fair value of Common Stock and the balance in cash and assumed debt.1 The aggregate purchase price of the businesses and certain related real estate acquired in 1997, excluding Safesite, FileSafe, Allegiance and Record Masters, was $78.7 million, including $7.9 million in aggregate fair value of Common Stock and options to purchase Common Stock.

     In January 1998, Iron Mountain acquired Arcus Group for $153.7 million, including $55.1 million in aggregate fair value of Common Stock and options to acquire Common Stock and the balance in cash and assumed debt.2 Additionally, in January 1998, Iron Mountain acquired Records Venture One, Inc. (d/b/a Information Management Consultants of Arizona), Midwest Records Management (a division of I-GO Van & Storage Co.) and Bekins Records Management (a division of Bekins Van & Storage, Inc.). In February 1998, Iron Mountain acquired Sloan Vaults, Inc. (d/b/a The Vault). The aggregate purchase price of the businesses and certain related real estate acquired in 1998, excluding Arcus Group, was $13.2 million.


Pending Acquisition

     In February 1998, the Company entered into an Agreement and Plan of Merger with InterMation, as a result of which InterMation will be merged (the "InterMation Merger") with and into a subsidiary of the Company. The Company will pay aggregate consideration equal to approximately $28 million in connection with the InterMation Merger, including approximately $11 million in the form of Common Stock (subject to certain adjustments) and the balance in cash and assumed debt. InterMation had revenues of $7.2 million for the year ended December 31, 1997. The InterMation Merger is subject to customary conditions, and no assurance can be given that it will be completed. The InterMation Merger, if consummated, will be accounted for as a purchase.





----------------------
1 In June 1997, Record Masters completed the acquisition of MKC, Inc. ("MKC"), a medical records management company. The results of operations of MKC prior to the date of acquisition are not included in the Pro Forma Statement of Operations. For the five months ended May 31, 1997, MKC had revenues of $0.9 million.

2 In August 1997, Arcus completed the acquisition of an information technology ("IT") staffing business. The results of operations for such IT staffing business prior to the date of acquisition are not included in the Pro Forma Statement of Operations. For the period in 1997 prior to the date of acquisition, such IT staffing business had revenues of $5.7 million.

                          IRON MOUNTAIN INCORPORATED
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (Continued)

Balance Sheet

     The aggregate consideration paid for the Recent Acquisitions was $446.7 million, consisting of $144.0 million in aggregate fair value of Common Stock and options to purchase Common Stock and $302.7 million in cash and assumed debt (not including up to $1.9 million of contingent payments based upon the achievement of certain revenue targets). The excess of the purchase price over the book value of the net assets acquired for each of the acquisitions has been allocated to tangible and intangible assets, based on the Company's estimate of the fair value of the net assets acquired. The allocation of the aggregate purchase price is illustrated below (in millions):


   1997 Acquisitions:
    Current Assets ...........................................    $  14.8
    Property, Plant and Equipment ............................       46.9
    Other Long-term Assets ...................................        6.6
    Current Liabilities ......................................      (21.9)
    Deferred Income Taxes ....................................      ( 1.7)
    Other Long-term Liabilities ..............................      ( 1.3)
    Goodwill .................................................      234.1
    Purchase Price of Excluded Acquisitions ..................        2.3
                                                                  -------
     Purchase Price of 1997 Acquisitions .....................                 $  279.8
   1998 Acquisitions:
    Current Assets ...........................................    $  21.0
    Property, Plant and Equipment ............................       20.7
    Other Long-term Assets ...................................        3.7
    Current Liabilities ......................................      (15.5)
    Long-term Debt, net of Current Portion ...................      ( 2.8)
    Other Long-term Liabilities ..............................      ( 1.4)
    Goodwill .................................................      141.2
                                                                  -------
     Purchase Price of 1998 Acquisitions .....................                    166.9
                                                                               --------
     Total Purchase Price of the Recent Acquisitions .........                 $  446.7
                                                                               ========

     The Recent Acquisitions are assumed to be financed with Common Stock, options to purchase Common Stock, the Credit Agreement, the 1997 Notes and the Offering as follows (in millions):


   1997 Acquisitions:
    Fair Value of Common Stock Issued .........................    $  85.9
    Fair Value of Options Granted .............................        3.1
    Proceeds from the 1997 Notes ..............................      190.8
                                                                   -------
     Purchase Price of 1997 Acquisitions ......................                 $  279.8
   1998 Acquisitions:
    Fair Value of Common Stock Issued .........................    $  39.4
    Fair Value of Options Granted .............................       15.7
    Proceeds from the Offering ................................       60.0
    Proceeds from the 1997 Notes ..............................       51.8
                                                                   -------
     Purchase Price of 1998 Acquisitions ......................                    166.9
                                                                                --------
      Total Purchase Price of the Recent Acquisitions .........                 $  446.7
                                                                                ========

                          IRON MOUNTAIN INCORPORATED
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (Continued)
Balance Sheet (continued)

     The accompanying Pro Forma Balance Sheet has been prepared as if the 1998 Acquisitions and the Offering and the application of the net proceeds therefrom had occurred as of December 31, 1997 and reflects the following pro forma adjustments:

   (A) Pro forma adjustments to Assets consist of the following (in millions, except share data):


                                                                               Property,                    Other
                                                                  Current      Plant and                  Long-term
                                                                   Assets      Equipment     Goodwill      Assets
                                                                -----------   -----------   ----------   ----------
 Acquisition Adjustments:
 Reverse assets of acquired companies not purchased .........    $   (1.9)      $   --       $  (1.0)      $  --
 Record estimated fair value of assets of acquired
   companies ................................................         0.4          3.1            --         1.0
 Reverse goodwill of acquired companies not
   purchased ................................................          --           --         (56.9)         --
 Record goodwill related to acquired companies ..............          --           --         141.2          --
                                                                 --------       ------       -------       -----
   Total Acquisition Adjustments ............................      (  1.5)         3.1          83.3         1.0
                                                                 --------       ------       -------       -----
 Use of Proceeds Adjustments:
 Record estimated net proceeds from the Offering ............       114.6           --            --          --
 Record use of the net proceeds from the Offering
   and the 1997 Notes to finance the 1998
   Acquisitions .............................................      (111.8)          --            --          --
                                                                 --------       ------       -------       -----
   Total Use of Proceeds Adjustments ........................         2.8           --            --          --
                                                                 --------       ------       -------       -----
   Total Pro Forma Adjustments ..............................    $    1.3       $  3.1       $  83.3       $ 1.0
                                                                 ========       ======       =======       =====

   (B) Pro Forma adjustments to Liabilities and Stockholders' Equity consist of the following (in millions):


                                                                                               Other
                                                                Current       Long-term      Long-term      Stockholders'
                                                              Liabilities        Debt       Liabilities        Equity
                                                             -------------   -----------   -------------   --------------
 Acquisition Adjustments:
 Reverse liabilities and equity not assumed in
   connection with the 1998 Acquisitions .................    $    (6.8)       $ (36.1)       $   --         $  (40.7)
 Record purchase reserves and estimated fair value of
   liabilities of acquired companies .....................          1.7             --           1.0               --
 Record Common Stock and options issued to finance
   the 1998 Acquisitions .................................           --             --            --             55.1
                                                              ---------        -------        ------         --------
   Total Acquisition Adjustments .........................      (   5.1)         (36.1)          1.0             14.4
                                                              ---------        -------        ------         --------
 Use of Proceeds Adjustments:
 Record estimated net proceeds from the Offering .........           --             --            --            114.6
                                                              ---------        -------        ------         --------
   Total Use of Proceeds Adjustments .....................           --             --            --            114.6
                                                              ---------        -------        ------         --------
   Total Pro Forma Adjustments ...........................    $    (5.1)       $ (36.1)       $  1.0         $  129.0
                                                              =========        =======        ======         ========

                          IRON MOUNTAIN INCORPORATED
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (Continued)

Statement of Operations

     Storage revenues consist of periodic charges related to the storage of materials. Service and storage material sales revenues consist of charges for related service activities and the sale of storage materials. In certain circumstances, based upon customer requirements, storage revenues include periodic charges associated with normal, recurring service activities.


Pro Forma Adjustments

     The accompanying Pro Forma Statement of Operations has been prepared as if the Transactions had occurred as of January 1, 1997 and reflects the following pro forma adjustments:

     (C) To reduce cost of sales to eliminate rent expense for facilities purchased by the Company as part of certain acquisitions that would not have been incurred had such acquisitions occurred as of January 1, 1997. All such facilities had been previously owned by affiliates of the acquired companies.

     (D) To reverse stock compensation expense directly attributable to the Arcus Merger and to conform the accounting policies of certain acquired companies to those of the Company with respect to the capitalization of costs for software developed for internal use.

     (E) To reflect additional depreciation expense based on the fair value of the assets acquired and the remaining useful lives and the amortization of goodwill. Property and equipment are depreciated over three to 50 years, goodwill is amortized over 25 to 30 years, software is amortized over three years and covenants not-to-compete are amortized over two to five years on a straight-line basis. Such depreciation and amortization may change upon final determination of the fair value of the net assets acquired.

   (F) Pro forma adjustments to Interest Expense consist of the following (in millions):


     Acquisition Adjustments:
     Reverse interest expense on debt retired or not assumed ..........................     $ (5.8)
     Use of Proceeds Adjustments:
     Reverse interest expense on debt of the Company retired with proceeds of the 1997
       Notes and the Offering .........................................................       (4.4)
     Record interest expense relating to the 1997 Notes including amortization of
       deferred financing costs .......................................................       18.3
     Record amortization of deferred financing costs related to the Credit Agreement .         0.1
     Record interest income on excess cash balance of $28.2 million at an assumed rate
       of 5.75% per annum .............................................................       (1.6)
                                                                                            ------
       Total Acquisition and Use of Proceeds Adjustments ..............................     $  6.6
                                                                                            ======

     (G) To adjust the provision for income taxes to a 40% rate on pro forma income before amortization related to approximately $231 million of nondeductible goodwill and other nondeductible expenses.

                          IRON MOUNTAIN INCORPORATED
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (Continued)

Statement of Operations (continued)

     (H) To adjust the pro forma weighted average common shares outstanding as if the Transactions had occurred as of January 1, 1997. The number of shares of Common Stock issued, or assumed to be issued, and the adjustments are as follows (in thousands):


                                                       Total         Adjustments to
                                                     Number of          Weighted
Transactions                                       Shares Issued     Average Shares
-----------------------------------------------   ---------------   ---------------
     Offering .................................        3,500             3,500
     Safesite .................................        1,770               785
     DSI ......................................          227               152
     Record Masters ...........................        1,202               998
     Arcus ....................................        1,438             1,438
     Other ....................................           35                17
                                                       -----             -----
       Total shares issued, or assumed to be
         issued, for the Transactions .........        8,172             6,890
                                                       =====             =====

Integration Adjustments

     The integration adjustments relate to certain cost savings that management believes would have been realized had the Recent Acquisitions been fully integrated as of January 1, 1997. The accompanying pro forma as adjusted statement of operations for the year ended December 31, 1997 has been prepared as if the Transactions had occurred as of January 1, 1997 and reflect the following adjustments:

     (I) To reduce cost of sales to eliminate specific expenses that would not have been incurred had such acquisitions occurred as of January 1, 1997. Such cost savings relate to: (i) the termination of certain employees due to the integration and consolidation of certain acquisitions; (ii) a reduction in certain occupancy costs for facilities the Company will vacate following the completion of certain acquisitions; and (iii) a reduction in rent expense to reflect new or amended leases for certain facilities of acquired companies. Additional cost savings that the Company expects to realize through integration of the Recent Acquisitions into the Company's operations have not been reflected herein.

     (J) To adjust specific selling, general and administrative expenses had such acquisitions occurred as of January 1, 1997. Such adjustments relate to:
(i) cost savings from the termination of certain employees due to the integration and consolidation of certain acquisitions; (ii) cost savings from the elimination of related party expenses, management fees and compensation expenses in excess of amounts that would have been incurred by the Company; and
(iii) additional compensation and benefit expenses that would have been incurred by the Company.

     (K) To adjust the provision for income taxes to a 40% rate on pro forma income before amortization related to approximately $231 million of nondeductible goodwill and other nondeductible expenses.